Exhibit 99.1

Sonim Announces Equity Transaction to Drive Growth and Expand Addressable Market

Entering Larger Semi-Rugged and Industrial 5G Growth Markets

Peter Liu to Become Chief Executive Officer

Austin, Texas – April 14, 2022 – Sonim Technologies, Inc. (Nasdaq: SONM) (“Sonim” or the “Company”), a leading U.S. provider of ultra-rugged mobile devices, accessories and solutions designed specifically for task workers physically engaged in their work environments, today announced that it has entered into a subscription agreement with U.S.-based AJP Holding Company, LLC (“AJP”) whereby, subject to the terms thereof, AJP will purchase a total of 20.8 million shares at a price of $0.84 per share and an aggregate purchase price of $17.5 million. Upon completion of the transaction, which is subject to stockholder approval and other customary closing conditions, AJP will own approximately 52% of Sonim’s post-transaction outstanding capital stock based on an estimated 19.3 million shares outstanding prior to the transaction.

The agreement with AJP will also include a transition of the management team as Sonim embarks on a strategy to expand from its core market in ultra-rugged mobile devices into the larger and faster growing semi-rugged and industrial 5G markets. This enhanced strategy proposed by AJP is expected to drive revenue growth, increase operating efficiency, accelerate ODM-based product development at lower cost and broaden Sonim’s addressable market opportunities.

Peter Liu, who has served as Executive Vice President for Global Operations and Engineering since 2010, has been appointed Chief Executive Officer, effective April 14, 2022. Liu is part of the investment group at AJP and leading the strategic development of Sonim’s expanded market focus.

“Sonim’s deep relationships with all of the Tier One mobile carriers in North America provide an excellent launching point on which to bring a wider array of 5G semi-rugged and industrial devices to market,” said Liu. “We believe Sonim can become the top middle market rugged and industrial device provider in North America, offering a wider range of 5G smartphones, feature phones, mobile hot spots and other industrial communications equipment that incorporate our rugged heritage. Our expanded ODM relationships will at the same time help us accelerate new products, reduce development and manufacturing cost and maximize the value of Sonim’s highly regarded brand.”

“We remain on track to launch our new feature phone this summer and new 5G smartphone this fall, which will complete the update of Sonim’s existing rugged product line. We then plan to rapidly develop an expanded lineup of 5G products that will position Sonim in larger, faster growing semi-rugged and industrial markets where the carriers need additional product solutions for their customers,” added Liu.

“I am very excited about this expanded strategy for Sonim as the company enters the growing semi-rugged space and leverages low-cost product development and manufacturing capabilities to accelerate new product introductions,” said Bob Tirva, President and Chief Operating Officer. “I have worked closely with Peter over the past two and a half years, and am confident that Sonim’s future is in good hands as the company transitions into broader markets ahead.”

Board Changes and Special Meeting of Stockholders

The board of directors of Sonim has approved the transaction, which will involve two closings. The first closing, including the purchase of approximately 14.9 million shares of Common Stock for an aggregate purchase price of $12.5 million, is subject to customary closing conditions, including stockholder approval of the transaction at a special meeting of the Company’s stockholders. The second closing, for approximately 5.9 million shares of Common Stock for an aggregate purchase price of $5.0 million, is expected to occur on or around August 1, 2022, subject to the occurrence of the first closing. The Company intends to file a Form 8-K with additional details of the transaction.

Advisors

B. Riley Securities, Inc. is serving as financial advisor to Sonim Technologies in the transaction and O’Melveny & Myers LLP is serving as legal counsel to the Company. Venable LLP acted as counsel to AJP.

About Peter Liu, Chief Executive Officer

Peter Liu was appointed Chief Executive Officer of Sonim, effective April 14, 2022. Liu has served as Sonim’s Executive Vice President for Global Operations and Engineering since September 2010. From 2007 to 2010, Mr. Liu served as Global Quality Director for LOM/Perlos, an international vertically integrated supplier of mobile phones. From 2005 to 2007, Mr. Liu was the Head of Quality for the Strategic Growth Engine business at Motorola Solutions, Inc. Mr. Liu received a M.B.A. from Lawrence Technological University and a Bachelor’s in Engineering from Tianjin University.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobile phones and accessories designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. We currently sell our ruggedized mobility solutions to several of the largest wireless carriers in the United States— including AT&T, T-Mobile and Verizon—as well as the three largest wireless carriers in Canada—Bell, Rogers and Telus Mobility. Our phones and accessories connect workers with voice, data and workflow applications in two end markets: industrial enterprise and public sector. Our ruggedized phones and accessories are sold through distributors in North America, South America and Europe. For more information, visit www.sonimtech.com.

Participants in the Solicitation of Proxies

This communication is not a solicitation of a proxy from any investor or securityholder. Sonim, and its directors, executive officers and other members of their management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies of Sonim’s stockholders in connection with the transaction. Investors and securityholders may obtain more detailed information regarding the names, affiliations and interests of Sonim’s directors and executive officers in Sonim’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, as amended, and other reports filed with the SEC. Additional information regarding the participants will also be included in the proxy statement, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above.

Additional information about the proposed transaction, including a copy of the membership interest purchase agreement, will be provided in a Current Report on Form 8-K to be filed by the with the Securities and Exchange Commission and available at www.sec.gov as well as online at: www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the expected timing of the launch of Sonim’s next generation of products, Sonim’s review of strategic alternatives, the timing and market acceptance of new products, and expectations regarding Sonim’s at-the-market-equity program. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Sonim’s ability to continue as a going concern and improve its liquidity and financial position; Sonim’s exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next generation products; anticipated sales levels of both new and legacy products; Sonim’s reliance on its channel partners to generate a substantial majority of its revenues; the limited operating history in Sonim’s markets; Sonim’s ongoing restructuring and transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; the impact of the COVID-19 pandemic; and the ongoing Securities and Exchange Commission investigation on Sonim’s business, as well as the other risk factors described under “Risk Factors” included in Sonim’s Annual Report on Form 10-K for the year ended December 31, 2020, and any risk factors contained in subsequent quarterly and annual reports it files with the Securities and Exchange Commission (available at www.sec.gov).    Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Sonim Technologies, Inc.

IR@sonimtech.com

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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